Exhibit 99.1

For Immediate Release

ReWalk Robotics Reports First Quarter 2017 Financial Results

-- Record revenue of $2.5 million, up 21% over prior year quarter --

-- 14 favorable commercial case by case insurance coverage decisions in the US & Germany --

-- 28 units ordered for the U.S. Department of Veterans’ Affairs Randomized Exoskeleton Study --

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, May 4, 2017 – ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”) today announced its financial results for the three months ended March 31, 2017.

Highlights of and subsequent to the first quarter include:

•	Total revenue for the first quarter was $2.5 million compared to $2.1 million in the prior year quarter;

•	37 units were placed during the first quarter, of which 26 were in the U.S. and 11 in Germany;

•	14 favorable commercial insurance coverage decisions resulted in reimbursement for ReWalk devices: five favorable decisions from payors in the U.S. and nine in Germany;

•	194 pending insurance claims in the U.S. and Germany as of the end of the quarter;

•	Gross margin improved to 42% compared to 24% during the first quarter of 2016; and

•	The U.S. Department of Veterans’ Affairs (VA) ordered 28 units to support a national multi-center trial at 10 VA facilities, of which 20 were shipped during the quarter, for a total of 56 since the study was initiated.

“We are making excellent progress with each of our key initiatives. Record case by case coverage decisions and active coverage contract discussions with commercial payors in the U.S. and Germany reflect the growing acceptance of exoskeletons as mainstream technology. In parallel, the VA has added sufficient inventory and resources to expand its randomized exoskeleton study to all 10 planned centers, which will help accelerate enrollment. Through the study, those enrolled will have a direct path to securing their own system via the VA’s coverage protocol (SOP). In addition, our innovative soft suit exoskeleton for stroke and other lower limb disabilities is approaching a design freeze, with commercial launch expected at the end of 2018. We believe we are on the right path as we continue to build the foundation of this new industry,” stated Larry Jasinski, Chief Executive Officer.

First Quarter 2017 Financial Results

Total revenue was $2.5 million for the first quarter of 2017, compared with $2.1 million in the first quarter of 2016, and up sequentially from $1.6 million in the fourth quarter of 2016. 37 ReWalk systems were placed during the first quarter, compared with 32 ReWalk systems placed in the prior year period.

Gross margin improved to 42% compared to 24% in the prior year period.

ReWalk Robotics Reports First Quarter 2017 Financial Results May 4, 2017	Page 2

Net loss was $6.4 million for the first quarter of 2017 compared to a net loss of $6.9 million in the first quarter of 2016. Non-GAAP net loss for the first quarter was $5.3 million compared with a non-GAAP net loss of $5.9 million in the first quarter of 2016.*

*A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of March 31, 2017, ReWalk had $17.1 million in cash on its balance sheet.

Conference Call

ReWalk management will host its first quarter 2017 conference call as follows:

Date		Thursday, May 4, 2017
Time		8:30 AM EST
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 45 78 77
Access code		5398582
Webcast (live listen only and archive)		www.rewalk.com under the “Investors” section.

A telephone replay will be available shortly after the completion of the call for two weeks at (855) 859-2056 (U.S.) or (404) 537-3406 (International). The passcode for the replay is 5398582.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. Our mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit http://www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

ReWalk Robotics Reports First Quarter 2017 Financial Results May 4, 2017	Page 3

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and to expand to new markets; the conclusion of ReWalk’s management in the notes to the consolidated financial statements for the first quarter of 2017 and for fiscal 2016, and the opinion of ReWalk’s auditors in their report on the Company’s consolidated financial statements for fiscal 2016, that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and to achieve and maintain market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory actions with respect to, ReWalk’s mandatory post-market 522 surveillance study; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to secure capital from its at-the-market equity distribution program based on the price range of its ordinary shares and conditions in the financial markets; ReWalk’s ability to use effectively the proceeds of its follow-on offering; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended, filed with the U.S. Securities and Exchange Commission and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP net loss is helpful to its investors. This measure is not prepared in accordance with GAAP.

For the three months ended March 31, 2017 and 2016, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

ReWalk Robotics Reports First Quarter 2017 Financial Results May 4, 2017	Page 4

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP net loss that excludes non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. This non-GAAP financial measure is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. Non-GAAP net loss is not a measure of the Company’s financial performance under U.S. GAAP, and should not be considered as an alternative to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures in general, because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the below reconciliation of the Company’s non-GAAP net loss to net loss, the comparable GAAP financial measure, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

(tables follow)

ReWalk Robotics Reports First Quarter 2017 Financial Results May 4, 2017	Page 5

ReWalk Robotics Ltd.

Condensed Consolidated Statements of Operations

In thousands except per share data

(unaudited)

	Three Months Ended
	March 31,
	2017	2016

Revenue	$2,499	$2,061
Cost of revenues	1,450	1,568
Gross profit	1,049	493
Operating expenses:
Research and development, net	1,430	1,695
Sales and marketing	3,133	3,299
General and administration	2,141	1,914
Total operating expenses	6,704	6,908
Operating loss	(5,655)	(6,415)
Financial expenses, net	731	489
Loss before income taxes	(6,386)	(6,904)
Income taxes	14	18
Net loss	$(6,400)	$(6,922)
Net loss per ordinary share, basic and diluted	$(0.39)	$(0.56)
Weighted average shares outstanding, basic and diluted	16,455,257	12,323,794

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(6,400)	$(6,922)
Non-cash share based compensation expense	851	717
Depreciation	180	163
Non-cash financial expenses	33	156
Non-GAAP net loss	$(5,336)	$(5,886)

ReWalk Robotics Reports First Quarter 2017 Financial Results May 4, 2017	Page 6

ReWalk Robotics Ltd.

Condensed Consolidated Balance Sheets

In thousands

	March 31,	December 31,
	2017	2016
Assets	Unaudited	Audited
Current assets
Cash & cash equivalents	$17,128	$23,678
Trade receivable, net	1,401	1,254
Prepaid expenses and other current assets	1,361	1,291
Inventory	3,047	3,264
Total current assets	22,937	29,487
Other long-term assets	1,220	1,018
Property and equipment, net	1,117	1,258
Total assets	$25,274	$31,763
Liabilities and equity
Current liabilities
Current maturities of long term loan	$8,386	$7,495
Trade payables	2,986	3,424
Other current liabilities	1,463	1,479
Total current liabilities	12,835	12,398

Long term loan	8,492	10,518
Other long-term liabilities	605	587
Shareholders' equity	3,342	8,260
Total liabilities and equity	$25,274	$31,763

ReWalk Robotics Reports First Quarter 2017 Financial Results May 4, 2017	Page 7

ReWalk Robotics Ltd.

Condensed Consolidated Statements of Cash Flows

In thousands

(unaudited)

	Three Months Ended
	March 31,
	2017	2016

Net cash used in operating activities	$(6,050)	$(6,937)

Net cash used in investing activities	(10)	(129)

Net cash provided by (used in) financing activities	(490)	11,006
Increase (decrease) in cash and cash equivalents	(6,550)	3,940
Cash and cash equivalents at beginning of period	23,678	17,869
Cash and cash equivalents at end of period	$17,128	$21,809

ReWalk Robotics Ltd.

Revenue and Units Placed by Region and Product

In thousands except units

(unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue:
United States	$2,099	$1,739
Europe	400	260
Asia Pacific	-	62
Total Revenue	$2,499	$2,061

Units Placed:
United States	26	26
Europe	11	5
Asia Pacific	-	1
Total Units Placed	37	32

Revenue:
Personal units revenue	$2,423	$1,971
Rehabilitation units revenue	76	90
Total Revenue	$2,499	$2,061

Units Placed:
Personal units placed	36	31
Rehabilitation units placed	1	1
Total Units Placed	37	32